Exhibit 99.1

FOR IMMEDIATE RELEASE	For more information contact:
May 16, 2012	Rodger A. McHargue at (812) 238-6000

First Financial Corporation Declares Semi-Annual Dividend

TERRE HAUTE, INDIANA — The directors of First Financial Corporation (NASDAQ: THFF) have declared a semi-annual dividend of 47 cents per share payable on July 2, 2012, to shareholders of record at the close of business June 15, 2012. Today’s declaration increases the total dividend paid in 2012 to 94 cents per share, a 1.1% increase from 2011.

“We are proud to achieve our 24th year of uninterrupted dividend increases to our shareholders,” said Donald E. Smith, Chairman. “With nearly $3 billion in assets and an expanding footprint in Indiana and Illinois, the Corporation continues to deliver strong financial performance that allows us to consistently enhance shareholder return.”

First Financial Corporation is the holding company for First Financial Bank N.A., with 64 banking centers in western Indiana and eastern Illinois; The Morris Plan Company of Terre Haute; and Forrest Sherer, Inc., a full service insurance agency.